Exhibit 5.1

Tel +1.214.220.7700 Fax +1.214.999.7816

June 13, 2025

Aviat Networks, Inc.

200 Parker Drive

Suite C100A

Austin, Texas 78728

Ladies and Gentlemen:

We have acted as counsel for Aviat Networks, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), with respect to 736,750 shares of common stock, par value $0.01 per share, of the Company offered for resale by the selling stockholder (the “Securities” and each, a “Security”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s amended and restated certificate of incorporation and its amended and restated bylaws, each as amended to the date hereof (collectively, the “Charter Documents”); (ii) resolutions adopted by the board of directors of the Company (the board of directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law, a duly constituted and acting committee thereof, being referred to herein as the “Board”); (iii) the Master Sale of Business Agreement, dated May 9, 2023, by and between the Company and NEC Corporation (“NEC”), as amended on November 30, 2023; (iv) the Registration Rights and Lock-Up Agreement, dated November 30, 2023, by and between the Company and NEC; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

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prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, we are of the opinion that the Securities proposed to be sold by the selling stockholder have been duly authorized and are legally issued, fully paid and non-assessable.

The foregoing opinions are qualified in the following respects: (i) our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction; (ii) we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and (iii) our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.